Exhibit 10.2

Real Estate (Studio) Monthly Rent Agreement

Lessor and lessee conclude the following lease agreement with the conditions below on the real estate as follows.

Location	Boutique Monaco (Seochodae-ro, 397) Room 1702, at 1316-5 Seocho-dong, Seocho-gu, Seoul, Korea

Land	Type	Large	Area	4284.8m2	Type of Ownership Site Right Site Right	in Expenses of Site Right	23.75 of 4284.8

Building	Structure	Steel concrete		Purpose	Work facility	Area	158.04m2

Parts to lease The entire room 1702						Area	158.04m2

2. Contract contents

Only for the lease of the real estate listed in the Article 1 (Purpose), the lessor and the lessee shall pay for the lease security and amount as follows in the agreement.

Security	KRW 50,000,000
Contract amount	KRW 5 million shall be paid at the time of concluding the contract. Received by (Signature)
Balance	KRW 45,000,000 shall be paid on April 2, 2020
Lease amount	KRW 5.7 million shall be (pre) paid on the 2nd of every month. VAT to be (separately applied)

Article 2 (Duration)

The Lessor shall deliver the above property to the lessee until April 2, 2020, with the above property available for rental purposes, and the lease period shall be from the date of delivery to April 1, 2021 (12 months).

Article 3 (Change of Use and Squadron, etc.)

The lessee shall not change the use or structure of the above property without the consent of the lessee, transfer or provide collateral for the entire lease, and shall not use it for any purpose other than the lease.

Article 4 (Termination of Contract)

In the event that the arrears amount of the lessee to the third term or violate Article 3, the lessee may immediately terminate this agreement.

Article 5 (Termination of the Contract) If the lease agreement is terminated, the lessee shall restore the above property to its original state and return it to the lessee. In such cases, the lessor returns the deposit to the lessee, removes it when there is a late payment or damages, and returns the balance.

Article 6 (Termination of the Contract) Until the lessee pays the lessee a mid-payment (the balance in the absence of a mid-payment), the lessee shall repay the multiples of the down payment, and the lessee shall waive the down payment and terminate this agreement.

Article 7 (Defaulting and Restitution) If the lessor or lessee defaults on the contents of this agreement, the other party may terminate the contract at its best in writing to the defaulted person. In this case, the parties to the contract may claim damages in accordance with the termination of the contract, and the down payment shall be viewed as a basis for damages unless there is a separate agreement for damages.

Article 8 (Intermediary Maintenance) The practitioner shall not be liable for the failure of this agreement by the lessor and the lessee. In addition, intermediary remuneration shall be paid by both parties to the Agreement at the same time as the conclusion of this Agreement, and intermediary remuneration shall be paid even if this agreement is void, cancelled, or terminated without willful or negligent action by the practitioner. In the event of a joint brokerage, the lessor and the lessee shall pay the brokerage remuneration to the practitioner broker who has requested the brokerage.

Article 9 (Issuance of Intermediary Object confirmation Manual, etc.) The practitioner shall complete the intermediary object confirmation manual and attach a copy of the business guarantee relationship certificate (deduction certificate, etc.) to both parties of the trading party (Date of issuance: March 27, 2020)

(Special Terms)

1. This is a lease agreement that the lessee enters into after confirming the purpose of the lease.

2. In the event of damage/loss of facilities and fixtures due to the willful/negligent negligence of the lessee, it shall be restored to its original condition.

3. In the event of an incident such as a malfunction of the facility, the lessee shall repair it if it is not the willful/careless of the lessee.

(However, coffee makers and microwaves cannot be used and repaired due to supplier bankruptcy)

4. As of the date of the contract, there is no defect in the registered loan or right, and the lessor shall maintain this condition until the date of the balance.

5. Value-added tax (KRW 570,000) is borne by the lessee separately, and the lessor issues a tax invoice.

6. The management fee and electricity/gas/water fee shall be borne by the lessee in accordance with the boutique Monaco management regulations.

7. The lessee shall bear all damages incurred by the lessor in violation of the Contract of business registration as a business studio (non-transfer notification).

8. In the event of delinquency of the monthly rent, the delinquent interest of 18% of the year shall be calculated and paid one day from the date of delinquency.

9. If the rent is more than three years overdue, the lessor may immediately terminate the contract, enforce the name, and the name cost shall be borne by the lessee.

10. The rental difference and brokerage fee shall be borne by the lessee upon leaving before maturity.

11. Other matters shall be in accordance with the Civil Code, the Lease Protection Act, and the general custom of the real Estate lease agreement.

** The parties to this Agreement agree to provide personal information and use the information required for the contract.

** Renter’s account number: Shinhan Bank 110-154-385180 Sunnam Ko (Prepay on 2nd day of each month)

In order to prove the conclusion of this contract, both parties confirm that all the information above is correct and sign/seal on them. March 27, 2020

Lessor	Address	C-dong, Room 3603 at Unju-ro 30-gil, Gangnam-gu, Seoul, Korea (Dogok-dong, Tower Palace Apartment)

	Resident registration number	450318-2046914	Telephone number	010- 6339- 6802	Name	Sunnam Ko	(Signature)

Lessee	Address	32 Bongeunsa-ro 20-gil, Gangnam-gu, Seoul, Korea (Yeoksam-dong)

	Corporate registration number	10111-6894467	Telephone number	010- 8632- 0806	Name	Hanryu Bank Co., Ltd. CEO: Sungmin Hong

Private licensed real estate agent	Address of office	Room 114 on the floor 1 at Jinheung Building at 389 Seochodae-ro, Seocho-gu, Seoul, Korea
	Name of office	Seocho Sarang Licensed Real Estate Office			Name of CEO	Signature or seal	Ilhyung Sohn

	Telephone number	02-599-0059	Registration number	11650-2018-00321	Licensed real estate agent	Signature or seal

Joint licensed real estate agent	Address of office	President office at a part of the entire floor 1 at Yongma Building at 522 Nonhyeon-ro, Gangnam-gu, Seoul, Korea
	Telephone number	02-557-9836	Registration number	11680-2018- 00246	Name of CEO	Signature or seal	Sinju Park

	Name of office	The First Real Estate Agent			Licensed real estate agent	Signature or seal

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